As filed with the Securities and Exchange Commission on June 16, 2014

Registration No. 000-52886

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Eastgate Acquisitions Corporation

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	87-0639378 (I.R.S. Employer Identification No.)

2681 East Parleys Way, Suite 204

Salt Lake City, Utah 84109

 (Address of principal executive offices) (Zip Code)

Consulting Agreement between Eastgate Acquisitions Corporation and Gregory Sichenzia

  (Full title of the plans)

Anna Gluskin

2681 East Parleys Way, Suite 204

Salt Lake City, Utah 84109

 (Name and Address of agent for service)

(801) 322-3401

(Telephone number, including area code, of agent for service)

With a copy to:

Gregory Sichenzia, Esq.

61 Broadway, 32nd Floor

New York, NY 10006

Phone (212) 930-9700

Fax (212) 930-9725

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☑

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.00001 par value	20,100,000 (1)	$0.52 (2)	$10,452,000	$1,346.22

(1)

Represents 100,000 shares of common stock issuable pursuant to the Consulting Agreement between Eastgate Acquisitions Corporation and Gregory Sichenzia and 20,000,000 shares of common stock reserved for issuance under the Eastgate Acquisitions Corporation 2014 Equity Incentive Plan.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, using the last sale price reported on the OTC Bulletin Board on June 12, 2014.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The Company will provide Gregory Sichenzia (the “Consultant”) and persons eligible to participate in the  Eastgate Acquisitions Corporation 2014 Equity Incentive Plan (the “Plan”) with documents that contain information related to the Consulting Agreement or Plan, as applicable, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement on Form S-8 (the "Registration Statement") or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

We will provide to the Consultant and persons eligible to participate in the Plan a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:

Anna Gluskin

2681 East Parleys Way, Suite 204

Salt Lake City, Utah 84109

(801) 322-3401

PART II

INFORMATION NOT REQUIRED IN THE PROSPECUTS

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the documents listed below:

•

Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on May 19, 2014, as amended by Amendment No. 1 to the Quarterly Report filed with the SEC on May 19, Amendment No. 2 to the Quarterly Report filed with the SEC on June 11, 2014 and Amendment No. 3 to the Quarterly Report filed with the SEC on June 12, 2014.

•	Annual Report on Form Form 10-K filed with the SEC on April 2, 2014.

•	Description of common stock in the Registration Statement on Form 10-SB, filed with the SEC on November 2, 2007.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus. Requests should be directed to Anna Gluskin at the address below:

Eastgate Acquisitions Corporation

2681 East Parleys Way, Suite 204

Salt Lake City, Utah 84109

Attention: Anna Gluskin

(801) 322-3401

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or incorporated by reference, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

In addition, all documents we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

A copy of these filings may be obtained at no cost, by writing or telephoning us at the following address or telephone number:

Eastgate Acquisitions Corporation

2681 East Parleys Way, Suite 204

Salt Lake City, Utah 84109

Attention: Anna Gluskin

(801) 322-3401

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Sichenzia Ross Friedman Ference LLP will pass upon the validity of the common stock offered by the selling stockholders in this offering. Attorneys employed by this law firm are entitled to receive 100,000 shares of common stock issuable pursuant to the Consulting Agreement between Eastgate Acquisitions Corporation and Gregory Sichenzia, a partner of Sichenzia Ross Friedman Ference LLP, which are being registered pursuant to this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Nevada Revised Statutes (“NRS”) Sections 78.7502, 78.751 and 78.752 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Under NRS Section 78.752, we are permitted to purchase and maintain insurance or make other financial arrangements on behalf of any director, officer, employee or other agent for liability arising out of his actions.  No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

Our Restated Articles of Incorporation provide that we may indemnify any officer, director, employee, or agent of any officer, director, employee to the extent permitted by law.

Our bylaws provide that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation. partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.  No indemnification will be made in respect of any claim, issue, or matter as to which such a person will have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.  We are permitted to purchase and maintain insurance on behalf of any person who is or was a director, employee, or agent against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

None.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Consulting Agreement between Eastgate Acquisitions Corporation and Gregory Sichenzia
10.2	Eastgate Acquisitions Corporation 2014 Equity Incentive Plan
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.2	Consent of Sadler, Gibb & Associates, LLC
24.1	Powers of Attorney (included on signature page)

_____________

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah, on June 16, 2014.

EASTGATE ACQUISITIONS CORPORATION

By:	/s/ Anna Gluskin________________
Anna Gluskin
Chief Executive Officer and Director (Principal Executive Officer and Principal Financial and Accounting Officer)

By:	/s/ Brian Lukian__________________
Brian Lukian
Chief Financial Officer and Director (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Anna Gluskin, his or her true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) and additions to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

SIGNATURE	TITLE	DATE

/s/ Anna Gluskin_______
Anna Gluskin	Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2014

_/s/ Brian Lukian_______
Brian Lukian	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 16, 2014

/s/ Mirjana Hasanagic____
Mirjana Hasanagic	Director	June 16, 2014

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Sichenzia Ross Friedman Ference LLP
10.1	Consulting Agreement between Eastgate Acquisitions Corporation and Gregory Sichenzia
10.2	Eastgate Acquisitions Corporation 2014 Equity Incentive Plan
23.1	Consent of Sichenzia Ross Friedman Ference LLP (included in Exhibit 5.1)
23.2	Consent of Sadler, Gibb & Associates, LLC
24.1	Powers of Attorney (included on signature page)